Exhibit 10.37

AMENDMENT NUMBER 8 TO THE
WILLBROS GROUP, INC.
AMENDED AND RESTATED
2006 DIRECTOR RESTRICTED STOCK PLAN

1.    Introduction. Under the terms of the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as subsequently amended by Amendments Number 1 through 7 (as amended, the “Plan”), the Chairman of the Board who is an Eligible Director receives an Annual Award of shares of Restricted Stock or RSRs, with the number of shares represented by the Award being equal to $150,000 divided by the Fair Market Value on the date of the Award. Terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Plan.

2.    Purpose. The sole purpose of this Amendment is to decrease the dollar amount used to determine the number of shares represented by the Annual Award to the Chairman of the Board who is an Eligible Director from $150,000 to $137,500.

3.    Amendment. Section 6(b) of the Plan shall be amended to read in its entirety as follows:

“(b)    Annual Awards. Except as provided in the next sentence, on the first Business Day following the Annual Meeting each year on which an Eligible Director continues to be an Eligible Director, such Eligible Director shall be awarded that number of Shares of Restricted Stock or RSRs determined by dividing $75,000 by the Fair Market Value on the date of the Award. On the first Business Day following the Annual Meeting each year on which an Eligible Director who is the Chairman of the Board continues to be an Eligible Director, such Chairman of the Board shall be awarded that number of Shares of Restricted Stock or RSRs determined by dividing $137,500 by the Fair Market Value on the date of the Award. The number of Shares or RSRs so determined shall be rounded to the nearest number of whole Shares or RSRs (subject to adjustment as provided in Section 9). Except as otherwise provided herein, the Shares or RSRs subject to an Annual Award shall vest on the first anniversary of the date of the Award.”

4.    No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

5.    Effective Date. This Amendment shall take effect and be adopted as of November 5, 2015.

Executed as of November 5, 2015.

WILLBROS GROUP, INC.
ATTEST:

/s/ Lori Pinder        By: /s/ John T. McNabb, II
Lori Pinder        John T. McNabb, II
Secretary        Chairman and Chief Executive Officer

Approved by the Board of Directors as of November 5, 2015.

4484k15.036 Conformed.docx